Exhibit 99.1

Trilogy Metals to Complete Pre-feasibility Study on High-Grade Arctic Deposit

VANCOUVER, March 20, 2017 /CNW/ - Trilogy Metals Inc. (TSX, NYSE-MKT: TMQ) ("Trilogy Metals" or "the Company") is pleased to announce that it intends to undertake a pre-feasibility study ("PFS") on the high-grade Arctic deposit located in northwest Alaska.  The PFS will be supported by information collected during the 2015 and 2016 field seasons as well as additional information to be collected during the 2017 summer field program.  A budget totaling $7.1 million for fiscal 2017 has received board approval, and will focus mainly on the Arctic Project PFS with an anticipated completion date of Q1 2018.  The Arctic Project is a very high-grade polymetallic volcanogenic massive sulphide ("VMS") deposit, hosting copper-zinc-lead-gold-silver mineralization with an average grade of 6% copper equivalent which has the potential to be mined in an open-pit.

The PFS will incorporate all of the information collected over the past two years of in-fill drilling and related studies, including: an updated resource model; geotechnical pit-slope stability studies; hydrology; waste rock characterization and metallurgy (all of which are now completed, or will be shortly).  The remaining field work to be completed during this field season will cover studies related to determining the placement of all site facilities, including: the ore processing facility (crushing and milling); the waste rock and tailings disposal area(s); water storage ponds and supporting road infrastructure.  In addition, on-going environmental data collection will continue - sufficient to be used to support a PFS level of study.  Site work will include geotechnical drilling, hydrology installations, and test pits for site facility locations and mine design, and geophysical ground surveys to evaluate ground conditions.  A significantly expanded environmental baseline program will further the ongoing baseline data collection including: aquatic studies, avian and large mammal surveys, water balance programs will be expanded, and collection of data from the existing meteorological station will continue. Surface water quality testing will continue from the programs initiated in earlier years and groundwater quality monitoring will begin. Previous wetlands delineation information will be analyzed during the year for submission of a jurisdictional determination to the U.S. Army Corps of Engineers. The PFS on the Arctic deposit is expected to be completed in Q1 2018, with a view to re-categorizing the resources at Arctic to reserves.

Rick Van Nieuwenhuyse, President and CEO of Trilogy Metals commented, "We are pleased to have received board approval for the 2017 plan and budget to complete a PFS on Arctic. The PFS will demonstrate the true value of the high-grade Arctic deposit which we expect will be the first in a series of potential mines in the Ambler mining district.  With the recent announcement that the BLM has initiated the permitting process on the AMDIAP, as well as an upswing in demand for copper and zinc, the Company is well positioned to add value for shareholders by advancing development of the world-class Ambler mining district."

On March 6, 2017, the Company announced that the permitting process is advancing on the Ambler Mining District Industrial Access Project ("AMDIAP"). The Notice of Intent ("NOI") initiating the permitting process under the National Environmental Policy Act ("NEPA") for the preparation of an Environmental Impact Statement ("EIS") on the AMDIAP was published on February 28, 2017 by the Bureau of Land Management ("BLM") in the U.S. Federal Register. The BLM is the lead Federal agency for the EIS. This notice initiates the public scoping process for the EIS with comments due by May 30, 2017 and outlines a schedule to complete the EIS by December, 2019.

The Company intends to sign a new MOU with the Alaska Industrial Development and Export Authority ("AIDEA") that will set the foundation to work together during the next permitting phase of the AMDIAP. Please see the Company's recent press release titled "Permitting Advances on Ambler Access Road", dated March 6, 2017, as well as visit the AIDEA website - http://www.ambleraccess.org// for more information on the AMDIAP.

Qualified Person

Erin Workman, P.Geo, Director of Technical Services and an employee of Trilogy Metals, is a Qualified Person as defined by National Instrument 43-101. Ms. Workman has reviewed the scientific and technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc., formerly NovaCopper Inc., is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements relating to the potential timing and preparation of a PFS on the Arctic deposit, the future operating or financial performance of the Company, planned expenditures and the anticipated activity at the UKMP Projects, and anticipated activity with respect to the AMDIAP, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2016 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

The Arctic Preliminary Economic Assessment and the Bornite Technical Report have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and resource and reserve information contained therein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth in this press release or the Bornite Technical Report may not be comparable with information made public by companies that report in accordance with U.S. standards.

SOURCE Trilogy Metals Inc.

To view the original version on PR Newswire, visit: http://www.newswire.ca/en/releases/archive/March2017/20/c5180.html

%CIK: 0001543418

For further information: Company Contacts: Rick Van Nieuwenhuyse, President & Chief Executive Officer, rickvann@trilogymetals.com; Elaine Sanders, Vice President & Chief Financial Officer, elaine.sanders@trilogymetals.com; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 07:30e 20-MAR-17